EXHIBIT 32.2

    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Continental Beverage and Nutrition, Inc., (the Company;) on Form 10-KSB for the year ended February 28, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, David Sackler, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the annual report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   June 15, 2004
/s/David Sackler
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.